As filed with the Securities and Exchange Commission on June 1, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XPERI HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-4734590
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

c/o Xperi Corporation 3025 Orchard Parkway San Jose, California 95134	c/o TiVo Corporation 2160 Gold Street San Jose, California 95002
(Address of principal executive offices)(Zip Code)

(408) 321-6000	(408) 519-9100
(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Xperi Holding Corporation 2020 Equity Incentive Plan

Xperi Holding Corporation 2020 Employee Stock Purchase Plan

TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”)

TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”)

Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan

DTS, Inc. 2014 New Employee Incentive Plan

DTS, Inc. 2012 Equity Incentive Plan

SRS Labs, Inc. 2006 Stock Incentive Plan

DTS, Inc. 2003 Equity Incentive Plan

(Full Title of the Plans)

Paul Davis, Esq.

Senior Vice President and General Counsel

Xperi Holding Corporation

c/o Xperi Corporation

3025 Orchard Parkway

San Jose, California 95134

(408) 321-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Kenton J. King, Esq. Mike Ringler, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, California 94301 (650) 470-4500	Jon Gavenman, Esq. Steven J. Tonsfeldt, Esq. Ian A. Nussbaum, Esq. Sepideh Mousakhani, Esq. Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Pamela Sergeeff, Esq. Xperi Holding Corporation c/o TiVo Corporation 2160 Gold Street San Jose, California 95002 (408) 519-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1) (2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(6)
Xperi Holding Corporation 2020 Equity Incentive Plan
In respect of available share reserve: Common Stock, $0.001 par value per share	8,000,000	$13.67(3)	$109,360,000	$14,194.93
Xperi Holding Corporation 2020 Employee Stock Purchase Plan
In respect of available share reserve: Common Stock, $0.001 par value per share	2,000,000	$11.62(4)	$23,240,000	$3,016.56
TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”)(7)
In respect of available share reserve: Common Stock, $0.001 par value per share	6,177,003	$13.67(3)	$84,439,631.01	$10,960.27
In respect of assumed stock options: Common Stock, $0.001 par value per share	166,732	$50.99(5)	$8,501,664.68	$1,103.52
In respect of assumed restricted share awards: Common Stock, $0.001 par value per share	79,021	$13.67(3)	$1,080,217.07	$140.22
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	1,988,354	$13.67(3)	$27,180,799.18	$3,528.07
In respect of assumed restricted share awards and restricted stock units potentially recycled from the TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”): Common Stock, $0.001 par value per share	375,159	$13.67(3)	$5,128,423.53	$665.67
TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”)
In respect of assumed stock options: Common Stock, $0.001 par value per share	7,957	$53.61(5)	$426,574.77	$55.37
In respect of assumed restricted share awards: Common Stock, $0.001 par value per share	128	$13.67(3)	$1,749.76	$0.23
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	375,031	$13.67(3)	$5,126,673.77	$665.44
Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan
In respect of assumed stock options: Common Stock, $0.001 par value per share	288,621	$23.79(5)	$6,866,293.59	$891.25
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	2,735,130	$13.67(3)	$37,389,227.10	$4,853.13
DTS, Inc. 2014 New Employee Incentive Plan
In respect of assumed stock options: Common Stock, $0.001 par value per share	5,157	$31.63(5)	$163,115.91	$21.18
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	7,034	$13.67(3)	$96,154.78	$12.49
DTS, Inc. 2012 Equity Incentive Plan
In respect of assumed stock options: Common Stock, $0.001 par value per share	140,066	$19.50(5)	$2,731,287.00	$354.53
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	2,370	$13.67(3)	$32,397.90	$4.21
SRS Labs, Inc. 2006 Stock Incentive Plan
In respect of assumed stock options: Common Stock, $0.001 par value per share	35,773	$21.63(5)	$773,769.99	$100.44
In respect of assumed restricted stock units: Common Stock, $0.001 par value per share	196	$13.67(3)	$2,679.32	$0.35
DTS, Inc. 2003 Equity Incentive Plan
In respect of assumed stock options: Common Stock, $0.001 par value per share	121,201(3)	$43.63(5)	$5,287,999.63	$686.39
Total	22,504,933		$317,828,658.99	$41,254.26

(1)

Xperi Holding Corporation (f/k/a XRAY-TWOLF HoldCo Corporation) (“Xperi Holding” or the “Registrant”) is filing this registration statement on Form S-8 (the “Registration Statement”) to register the issuance of 22,504,933 shares of common stock, par value $0.001 per share, of Xperi Holding (the “Xperi Holding Common Stock”), which are issuable pursuant to the Xperi Holding Corporation 2020 Equity Incentive Plan, the Xperi Holding Corporation 2020 Employee Stock Purchase Plan, the TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”), the TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”), the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, the DTS, Inc. 2014 New Employee Incentive Plan, the DTS, Inc. 2012 Equity Incentive Plan, the SRS Labs, Inc. 2006 Stock Incentive Plan, and the DTS, Inc. 2003 Equity Incentive Plan (collectively, the “Plans”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Xperi Holding Common Stock that may become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Xperi Holding Common Stock.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon $13.67, which is the average of the high and low prices per share of Xperi Corporation Common Stock as reported on the Nasdaq Stock Market on May 29, 2020. The Registrant has assumed the restricted share awards and the restricted stock unit awards issued under the listed Plan pursuant to the Merger Agreement (as defined below).

(4)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon 85% of $13.67, which is the average of the high and low prices per share of Xperi Corporation Common Stock as reported on the Nasdaq Stock Market on May 29, 2020. Under the terms of the Xperi Holding Corporation 2020 Employee Stock Purchase Plan, shares of Xperi Corporation Common Stock are purchased at 85% of the lesser of the fair market value of such shares on the first day of the applicable Offering Period (as defined in the Xperi Holding Corporation 2020 Employee Stock Purchase Plan) or on the last day of the respective Purchase Period (as defined in the Xperi Holding Corporation 2020 Employee Stock Purchase Plan).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act based upon the weighted average per share exercise price (rounded to nearest cent) for certain outstanding stock options granted under the listed Plan. The Registrant has assumed the stock options issued under the listed Plan pursuant to the Merger Agreement (as defined below).

(6)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the Proposed Maximum Aggregate Offering Price.
(7)

Shares of common stock outstanding under equity awards issued and assumed under the TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”) and the TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”) that are subsequently forfeited, terminated, or expire without the shares having been issued pursuant to the exercise of such options are recycled and returned to the share reserve of the TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”).

EXPLANATORY NOTE

Effective June 1, 2020, Xperi Holding completed the previously announced merger of equals transaction contemplated by the Agreement and Plan of Merger and Reorganization, dated as of December 18, 2019, as amended on January 31, 2020 (the “Merger Agreement”), by and among Xperi Corporation (“Xperi”), TiVo Corporation (“TiVo”), Xperi Holding, XRAY Merger Sub Corporation (“Xperi Merger Sub”) and TWOLF Merger Sub Corporation (“TiVo Merger Sub”). Pursuant to the Merger Agreement, (i) Xperi Merger Sub was merged with and into Xperi, with Xperi surviving the merger as a wholly owned subsidiary of Xperi Holding (the “Xperi Merger”) and (ii) TiVo Merger Sub was merged with and into TiVo, with TiVo surviving the merger as a subsidiary of Xperi Holding (the “TiVo Merger” and, together with the Xperi Merger, the “Mergers”). Upon the consummation of the Mergers, each of Xperi and TiVo became subsidiaries of Xperi Holding.

Upon completion of the Xperi Merger, each share of common stock, par value $0.001 per share, of Xperi (the “Xperi Common Stock”) (excluding any shares of Xperi Common Stock that were held in treasury immediately prior to the effective time of the Xperi Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive one fully paid and non-assessable share of common stock, par value $0.001 per share, of Xperi Holding (“Xperi Holding Common Stock” or the “Registrant’s Common Stock”). Upon completion of the TiVo Merger, each share of common stock, par value $0.001 per share, of TiVo (the “TiVo Common Stock”) (excluding any shares of TiVo Common Stock that were held in treasury immediately prior to the effective time of the TiVo Merger, which were automatically canceled and retired for no consideration) was converted into the right to receive 0.455 fully paid and non-assessable shares of Xperi Holding Common Stock (the “Exchange Ratio”), in addition to cash in lieu of any fractional shares of Xperi Holding Common Stock.

As provided in the Merger Agreement, at the effective time of the Mergers, (i) all options, restricted shares, restricted stock unit awards and other equity awards relating to shares of Xperi Common Stock outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, restricted shares, restricted stock unit awards and other equity awards, respectively, relating to shares of Xperi Holding Common Stock after giving effect to appropriate adjustments to reflect the Mergers and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers, and (ii) all options, restricted shares, restricted stock unit awards and other equity awards relating to shares of TiVo Common Stock that were outstanding immediately prior to the effective time of the Mergers were generally automatically converted into options, restricted stock unit awards, restricted shares and other equity awards, respectively, relating to shares of Xperi Holding Common Stock after giving effect to appropriate adjustments to reflect the Mergers (including the Exchange Ratio) and otherwise generally on the same terms and conditions as applied under the applicable plans and award agreements immediately prior to the effective time of the Mergers.

In connection with the Mergers, the Registrant assumed the TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation Amended 2008 Equity Incentive Plan”), the TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”), the Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan, the DTS, Inc. 2014 New Employee Incentive Plan, the DTS, Inc. 2012 Equity Incentive Plan, the SRS Labs, Inc. 2006 Stock Incentive Plan, and the DTS, Inc. 2003 Equity Incentive Plan (the “Assumed Plans”) and certain equity awards issued and outstanding under the Assumed Plans.

This Registration Statement is being filed by the Registrant in connection with the registration of Xperi Holding Common Stock issuable to eligible employees of the Registrant or its subsidiaries pursuant to awards granted or that may in the future be granted under the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and shall be deemed to be a part hereof (except for any portions of Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission):

(1) The Registrant’s Current Report on Form 8-K filed with the Commission on June 1, 2020, including the description of Registrant’s Common Stock, par value $0.001 per share, contained therein;

(2) Xperi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 18, 2020;

(3) Xperi’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the Commission on May 6, 2020;

(4) Xperi’s Current Reports on Form 8-K filed with the Commission on January  7, 2020, February  4, 2020, February  18, 2020, February  24, 2020, March  10, 2020, March 17, 2020, May  4, 2020, May 6, 2020, May  20, 2020, May  29, 2020 and June 1, 2020;

(5) TiVo’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Commission on February 18, 2020;

(6) TiVo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the Commission on May 6, 2020; and

(7) TiVo’s Current Reports on Form 8-K filed with the Commission on January  8, 2020, February  4, 2020, February  18, 2020, May  4, 2020, May  6, 2020, May 20, 2020, May 29, 2020 and June 1, 2020.

All documents that the Registrant files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document which is incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference in this Registration Statement or in any document that the Registrant files after the date of this Registration Statement that also is incorporated by reference in this Registration Statement modifies or supersedes the prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference in this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES.

The Registrant’s Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Registrant’s Amended and Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference, and Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference, contain provisions that provide for the indemnification of officers and directors to the fullest extent as is permitted by the laws of the State of Delaware, as may be amended from time to time.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of its directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the DGCL, as may be amended from time to time.

Under the Merger Agreement, the Registrant has agreed that, from and after the effective time of the Mergers, it will indemnify and hold harmless each individual who was as of the date of the Merger Agreement, or who becomes prior to the effective time of the Mergers, a director, officer or employee of TiVo or Xperi or any of their respective subsidiaries or who was as of the date of the Merger Agreement, or who thereafter commences prior to the effective time of the Mergers, serving at the request of TiVo or Xperi, as applicable, or any of their respective subsidiaries as a director or officer of another person (the “Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the effective time of the Mergers (including the Merger Agreement and the transactions and actions contemplated thereby)), arising out of or pertaining to the fact that the Indemnified Party is or was an officer, director or employees of TiVo or Xperi, as applicable, or any of their respective subsidiaries or is or was serving at the request of TiVo or Xperi, as applicable, or any of their respective subsidiaries, as a director, officer or employee of another person or in respect of any acts or omissions in their capacities as such occurring prior to the effective time of the Mergers, whether asserted or claimed prior to, at or after the effective time of the Mergers, in each case to the same extent as such Indemnified Parties were indemnified as of the date of the Merger Agreement by TiVo pursuant to TiVo’s Amended and Restated Certificate of Incorporation, TiVo’s Bylaws, as amended, or the governing or organizational documents of any subsidiary of TiVo, or by Xperi pursuant to Xperi’s Certificate of Incorporation, Xperi’s Bylaws, as amended, or the governing organizational documents of any subsidiary of Xperi, as applicable, or any indemnification agreements, in each case, in existence as of the date of the Merger Agreement.

The Merger Agreement also requires the Registrant to maintain for six (6) years following the Mergers either the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance currently maintained by each of Xperi and TiVo and any of their subsidiaries or provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons, except that in no event will the annual cost to the Registrant for maintaining such policies exceed three hundred-percent (300%) of the annual premium paid by Xperi or TiVo, as applicable, referred to as the maximum amounts. Each of Xperi and TiVo may obtain a six (6)-year “tail” policy under such party’s existing directors and officers insurance policy in lieu of the foregoing, in each case for a cost not to exceed the applicable maximum amount.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Xperi Holding (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Xperi Holding Corporation, filed June 1, 2020 (File No. 001-39304)).

3.2	Amended and Restated Bylaws of Xperi Holding (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of Xperi Holding Corporation, filed June 1, 2020 (File No. 001-39304)).

4.1	Xperi Corporation Seventh Amended and Restated 2003 Equity Incentive Plan and Amendment No. 1 (incorporated by reference to Appendices A and B to Additional Definitive Proxy Soliciting Materials on Schedule 14A of Xperi Corporation, filed April 18, 2018 (File No. 001-37956)).

4.2	DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of DTS, Inc., filed August 20, 2014 (File No. 000-50335)).

4.3	Amendment No. 1 to the DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 of DTS, Inc., filed August 10, 2015 (File No. 333-206283)).

4.4	Amendment No. 2 to the DTS, Inc. 2014 New Employee Incentive Plan (incorporated by reference to Exhibit 99.3 to Registration Statement on Form S-8 of DTS, Inc., filed November 9, 2015 (File No. 333-207899)).

4.5	DTS, Inc. 2012 Equity Incentive Plan and Amendment No. 1 (incorporated by reference to Appendix A to Definitive Proxy Statement on Schedule 14A of DTS, Inc., filed April 14, 2015 (File No. 000-50335)).

4.6	SRS Labs, Inc. 2006 Stock Incentive Plan, as amended and restated on August 9, 2012 (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-8 of DTS, Inc., filed August 13, 2012 (File No. 333-183289)).

4.7	DTS, Inc. 2003 Equity Incentive Plan, as amended on May 9, 2005, May 15, 2008, February 19, 2009, February 15, 2010, June 3, 2010 and October 8, 2010 (incorporated by reference to Exhibit 10.1 to Form 10-Q of DTS, Inc., filed November 8, 2010 (File No. 000-50335)).

4.8	TiVo Corporation 2008 Equity Incentive Plan (f/k/a the “Rovi Corporation 2008 Equity Incentive Plan”) (incorporated by reference to Annex A to the Definitive Proxy Statement on Schedule 14A of TiVo Corporation, filed March 15, 2019 (File No. 001-37870)).

4.9	TiVo Inc. Amended and Restated 2008 Equity Incentive Award Plan (now named the “TiVo Corporation Titan Equity Incentive Award Plan”) (incorporated by reference to Exhibit 4.7 to Registration Statement on Form S-8 of TiVo Corporation, filed September 9, 2016 (File No. 333-213578)).

4.10*	Xperi Holding Corporation 2020 Equity Incentive Plan.

4.11*	Xperi Holding Corporation 2020 Employee Stock Purchase Plan.

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Xperi Corporation.

23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm for TiVo Corporation.

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (contained in Exhibit 5.1 to this Registration Statement).

24	Powers of Attorney (included as part of the signature page hereto).

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a) The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act, as amended, which we refer to as the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement); and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city and state as set forth below, on June 1, 2020.

XPERI HOLDING CORPORATION

By:	/s/ Paul Davis
	Name:	Paul Davis
	Title:	Chief Legal Officer and Corporate Secretary
	City:	San Jose
	State:	California

POWER OF ATTORNEY

BE IT KNOWN BY THESE PRESENTS: That each person whose name is signed hereto has made, constituted and appointed, and does hereby make, constitute and appoint Paul Davis and Robert Andersen his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him or her and his or her name, place and stead, in any and all capacities to sign the Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jon Kirchner Jon Kirchner	Chief Executive Officer and Director (Principal Executive Officer)	June 1, 2020

/s/ Robert Andersen Robert Andersen	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 1, 2020

/s/ David Habiger David Habiger	Chairperson of the Board of Directors	June 1, 2020

/s/ Christopher Seams Christopher Seams	Director	June 1, 2020

/s/ Darcy Antonellis Darcy Antonellis	Director	June 1, 2020

/s/ Laura Durr Laura Durr	Director	June 1, 2020

/s/ Daniel Moloney Daniel Moloney	Director	June 1, 2020

/s/ Raghavendra Rau Raghavendra Rau	Director	June 1, 2020